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                                                     For Immediate Release
                                                     Tuesday, December 21, 1999

CONTACT:          Gary S. Paul
                  M&T Bank Corporation
                  (716) 842-5138

                  Gerald C. Saxe
                  Matthews, Bartlett & Dedecker, Inc.
                  (716) 853-7960


BUFFALO, NEW YORK --M&T Bank Corporation (NYSE:MTB) and its principal banking subsidiary, Manufacturers and Traders Trust Company ("M&T Bank"), today announced that M&T Bank has reached an agreement to acquire Matthews, Bartlett & Dedecker, Inc. ("MBD"), a property and casualty insurance agency based in Buffalo, New York. Upon completion of the acquisition, expected in the first quarter of 2000, MBD will operate as a subsidiary of M&T Bank.

MBD provides insurance products principally to the commercial market. The agency's current president, Mr. Gerald C. Saxe, will continue to head MBD as president.

M&T Bank is the principal bank subsidiary of Buffalo-based M&T Bank Corporation, which is the nation's 33rd largest independent, publicly-owned commercial bank holding company with $21.8 billion in assets as of September 30, 1999.